As filed with the Securities and Exchange             Registration No. 333-88688
Commission on December 30, 2004

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              Horizon Telcom, Inc.
                              --------------------
             (Exact name of registrant as specified in its charter)

            Ohio                                                31-1449037
            ----                                                ----------
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

 68 East Main Street, Chillicothe, Ohio                          45601-0480
 --------------------------------------                          ----------
(Address of Principal Executive Offices)                         (Zip Code)

                   Horizon Telcom, Inc. 1999 Stock Option Plan
                   -------------------------------------------
                            (Full title of the plan)

                            Thomas McKell, President
                              Horizon Telcom, Inc.
                               68 East Main Street
                          Chillicothe, Ohio 45601-0480
                          ----------------------------
                     (Name and address of agent for service)

                                 (740) 772-8200
                                 --------------
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                                 Daniel A. Etna
                             Herrick, Feinstein LLP
                                  2 Park Avenue
                            New York, New York 10016
                                 (212) 592-1557

            Horizon Telcom, Inc., an Ohio corporation (the "Registrant"), registered ten thousand (10,000) shares of its Class A common stock, without par value ("Class A Common Stock"), and Class B common stock, without par value, in the aggregate, on a Registration Statement on Form S-8 (Reg. No. 333-88688) (the "Registration Statement") under the Securities Act of 1933, as amended, on May 20, 2002, to be issued pursuant to the Registrant's 1999 Stock Option Plan (the "Plan"). As of the date of the filing of this Post-Effective Amendment No. 1 ("Amendment") to the Registration Statement, no shares of Class A Common Stock have been issued by the Registrant under the Plan. The Registrant is filing this Amendment to remove from registration all of the shares of Class A Common Stock covered by the Registration Statement.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chillicothe, State of Ohio on December 30, 2004.

                                                    Horizon Telcom, Inc.

                                                    By: /s/  Thomas McKell
                                                        ------------------
                                                             Thomas McKell
                                                             President

            Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities indicated below on December 30, 2004.

          Signature                                 Capacity
          ---------                                 --------

    /s/ Thomas McKell                        President and Director (Principal
    --------------------                     Executive Officer)
        Thomas McKell

    /s/ Jack E. Thompson                     Chief Financial Officer, Treasurer,
    --------------------                     Secretary and Director (Principal
        Jack E. Thompson                     Financial and Accounting Officer)


    /s/ Robert McKell                        Chairman of the Board and Director
    --------------------
        Robert McKell

    /s/ Joseph S. McKell                     Director
    --------------------
        Joseph S. McKell

    /s/ David McKell                         Director
    --------------------
        David McKell

    /s/ Helen M. Sproat                      Director
    --------------------
        Helen M. Sproat

    /s/ John E. Herrnstein                   Director
    ----------------------
        John E. Herrnstein

    /s/ Jerry B. Whited                      Director
    ----------------------
        Jerry B. Whited

    /s/ Donald L. McNeal                     Director
    ----------------------
        Donald L. McNeal

    /s/ Joel Gerber                          Director
    ----------------------
        Joel Gerber